                                                                    Exhibit 99.1

                                   [VF LOGO(TM)]

FOR IMMEDIATE RELEASE            Contact:   Cindy Knoebel, CFA
                                            VP, Financial & Corporate
                                            Communications
                                            VF Services, Inc.
                                            (336) 424-6189/(212) 696-1110

                VF ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS
                              AND DECLARES DIVIDEND

            -     FOURTH QUARTER SALES RISE 6%

            -     2002 GROSS MARGINS RISE THREE PERCENTAGE POINTS, TO 36%

            -     CASH FLOW FROM OPERATIONS REACHES $646 MILLION

            -     RETURN ON CAPITAL HITS 17%

            -     EXPECTING RECORD EPS IN 2003 ON HIGHER SALES

VF's fourth quarter conference call will be held at 2:00 p.m. EST on February 11 and can be accessed via the Company's web site www.vfc.com or www.companyboardroom.com. A replay will be available shortly after the end of the conference call through February 25th by dialing 888-266-2086, pass code:
6383318.

GREENSBORO, NORTH CAROLINA - FEBRUARY 11, 2003 - VF CORPORATION (NYSE: VFC), the world's largest apparel company, today reported results for the fourth quarter and full year 2002. All per share amounts are presented on a diluted basis.

Commenting on the results, Mackey J. McDonald, chairman and chief executive officer, said: "2002 was by no means an easy year, but our management team executed our plan extremely well and surpassed many of the targets we set for ourselves. We substantially improved our profitability, gained market share in key categories and achieved our long-term return on capital goal of 17%. We're approaching 2003 with confidence in the strength of our brands and with momentum in sales. We're looking forward to a year of renewed growth in most of our businesses and record earnings per share. Armed with a cash position of nearly $500 million and a low level of debt, we clearly have the flexibility to pursue new avenues for growth."

RESULTS FROM CONTINUING OPERATIONS

Fourth quarter sales rose 6% to $1,310.6 million from $1,233.7 million in the prior year's quarter. Excluding net restructuring charges in both periods, income increased to $84.4 million in 2002 from $56.0 million in 2001, with earnings per share increasing 55% to $0.76 from $0.49. Net restructuring charges, as detailed in the table below, impacted earnings per share by $0.13 and $0.80 in the 2002 and 2001 periods, respectively. Including the charges, the Company reported income in 2002 of $70.3 million, equal to $0.63 per share compared with a net loss of $32.7 million, or $0.31 per share, in the prior year's fourth quarter.

For the full year 2002, sales were $5,083.5 million, compared with $5,220.4 million in 2001. Excluding net restructuring charges in both periods, income rose to $380.9 million in 2002 from $306.0 million in 2001, with earnings per share rising 27% to $3.38 from $2.66. Net restructuring charges impacted earnings per share by $0.14 and $0.77 in 2002 and 2001, respectively. Accordingly, income from continuing operations

                                                                    ...Continued

                                                                    Page 2 of 12
                                                               February 11, 2003

in 2002 was $364.4 million, equal to $3.24 per share, versus income of $217.3 million, or $1.89 per share in 2001.

RESULTS INCLUDING DISCONTINUED OPERATIONS AND CHANGE IN ACCOUNTING POLICY

Including results of discontinued operations and reflecting the change in accounting policy for goodwill, the Company reported a net loss in 2002 of $154.5 million, equal to $1.38 per share compared with net income of $137.8 million or $1.19 per share in the prior year.

BUSINESS REVIEW

Nearly every VF business improved its profitability in 2002, as the Company has realized substantial benefits from the successful completion of its Strategic Repositioning Program. Domestic Jeanswear profits increased in both the fourth quarter and full year, primarily as a result of more cost effective sourcing from overseas locations. Sales rose 4% in the fourth quarter, but declined 4% for the year. European Jeanswear margins also improved, due in large part to the success of new, fashionable products from the Lee brand. European Jeanswear sales increased 5% in the fourth quarter and 8% in 2002; adjusting for currency effects, sales decreased 3% in the quarter and increased 4% for the full year.

Reflecting an improved mix of sales and new product initiatives, margins in the Company's Outdoor business rose by two percentage points in 2002. Sales in the Company's Outdoor businesses rose 17% in the fourth quarter and 3% in 2002. An increase of 22% in first quality sales of The North Face brand products and an 11% increase in international Outdoor sales in 2002 were partially offset by lower domestic sales of JanSport and Eastpak brand daypacks.

Profitability also improved in the Company's domestic Intimates business, as the Company completed the integration of its Bestform and Vanity Fair Intimates units. Domestic Intimate apparel sales were flat in the fourth quarter while full year sales were down 4%.

Imagewear profitability improved significantly during the year. The Company's Workwear business returned to historical levels of profitability and margins expanded in the Company's Licensed Sports Apparel unit. Imagewear sales rose 10% in the fourth quarter and declined 3% in 2002. Sales in the Company's Licensed Sports Apparel unit grew strongly in 2002, driven by the rollout of new, licensed apparel products for the National Football League.

Overall, gross margins improved three full percentage points in 2002, to 36.0% from 32.9%, due primarily to lower cost sourcing and improved capacity utilization. Operating margins increased to 12.2% from 8.7%. Excluding net restructuring charges in both 2002 and 2001, operating margins increased to 12.8% from 11.1%. One of the Company's goals in 2002 was to reinvest some of the savings realized from its Strategic Repositioning Program back into its core brands. During the year, the Company increased advertising spending 11%.

The Company's financial position continues to be exceptionally strong. Cash flow from operations was $646 million; at the end of the year the Company had $496 million in cash and $664 million in debt. During the year, the Company reduced total debt by $318 million, resulting in a net debt-to-total capital ratio at year-end of 9.2%. The Company continues to aggressively manage working capital and reduced inventories by more than $35 million, or 4%, in 2002.

RESTRUCTURING CHARGES AND RELATED ITEMS

The following table details the amounts and effects related to the Company's Strategic Repositioning Program:


                                                                    ...Continued

                                                                    Page 3 of 12
                                                               February 11, 2003

                                               Fourth Quarter 2002              Fourth Quarter 2001
                                               --------------------            ---------------------
(In thousands, except per                      Pretax                          Pretax
share amounts)                                 Amount          EPS             Amount          EPS
                                               ------         -----            ------         ------
Earnings per share from
    continuing operations, excluding
    nonrecurring items                                        $0.76                            $0.49
Nonrecurring items:
    Restructuring charges                     $(32,272)        (.18)         $(125,365)         (.80)
    Reversal of prior years'
        restructuring charges                    7,274          .04                 -              -
    Gain on sale of closed
        facilities                               2,264          .01                 -              -
                                                              =====                           ======

Earnings per share from
    continuing operations, as reported
    before accounting change                                  $0.63                           $(0.31)
                                                              -----                           ------




                                                  Full Year 2002                  Full Year 2001
                                               --------------------            ---------------------
                                               Pretax                          Pretax
                                               Amount          EPS             Amount           EPS
                                               ------         -----            ------         ------
Earnings per share from
    continuing operations, excluding
    nonrecurring items                                        $3.38                            $2.66
Nonrecurring items:
    Restructuring charges                     $(46,012)        (.25)         $(125,365)         (.77)
    Reversal of prior years'
        restructuring charges                   14,787          .08                 -              -
    Gain on sale of closed
        facilities                               4,883          .03                 -              -
                                                              -----                            -----
Earnings per share from
    continuing operations, as reported
    before accounting change                                  $3.24                            $1.89
                                                              =====                            =====




OUTLOOK

The Company believes it has built a platform for strong, profitable growth for the years ahead. While the Company expects little improvement in market conditions in 2003, it believes its focus on continuous product innovation will result in higher sales for most of its businesses in 2003. At the same time, the

                                                                    ...Continued

                                                                    Page 4 of 12
                                                               February 11, 2003



Company's aggressive focus on managing its cost structure should allow earnings per share to grow between 5% and 10% in 2003, despite significant increases in pension, healthcare and other costs. The Company achieved its long-term return on capital goal of 17% in 2002, and expects further improvement in 2003.

Specifically, the Company expects its Outdoor, International Jeanswear and Intimate Apparel businesses to post mid-single digit percentage gains in sales. Imagewear sales are expected to be flat, while Domestic Jeanswear sales are expected to decline approximately 3%, reflecting competitive challenges in the mass channel of distribution. Total sales for the Company are planned to rise approximately 1% in 2003.

As previously disclosed, due to the significant declines in the securities markets during 2002, the Company's pension plan is currently in an underfunded position. As anticipated, the Company has recorded an additional pension liability in its year-end balance sheet of $177 million, which has resulted in an aftertax charge to Shareholders' Equity of $127 million. This noncash charge does not impact the Company's operating results or liquidity.

"We recognize the importance of retirement benefits for our associates and are committed to returning the plan to a fully funded status," said Mr. McDonald. Toward this end, the Company made a $75 million contribution to its pension plan in February 2003. In addition, the Company estimates that pension expense will increase by $34 million in 2003, impacting earnings per share by $0.20. "This is a significant increase for us, but we have worked hard to find ways to offset the impact," commented Mr. McDonald.

The Company also provided the following additional guidance for 2003:

- Reflecting the higher level of pension contribution noted above, cash flow from operations should approximate $400 million.

- Continued progress is expected toward reaching the Company's long-term goal of a 14% operating margin. Operating margins should reach 13% in 2003, driven by additional improvements in gross margins.

- Net interest expense should decline approximately $10 million from 2002 levels.

-     Capital expenditures could reach $100 million.

The Company expects a strong first quarter. Earnings are expected to rise approximately 10%, with sales expected to be up slightly.

DIVIDEND DECLARED

The Board of Directors declared a regular quarterly cash dividend of $.25 per share, payable on March 20, 2003 to shareholders of record as of the close of business on March 10, 2003.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; competitive conditions in and financial strength of the retail industry; actions of competitors, customers and suppliers that may impact the Company's business; implementation of the Company's common systems project; and the impact of economic changes in the markets where the Company competes, such as changes in interest rates,

                                                                    ...Continued

                                                                    Page 5 of 12
                                                               February 11, 2003


currency exchange rates, inflation rates, recession, and other external economic and political factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

ABOUT THE COMPANY

VF Corporation (NYSE: VFC) is the world's largest apparel company and a leader in jeanswear, intimate apparel, playwear, workwear and daypacks. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Lee Sport(R), Healthtex(R), JanSport(R), Eastpak(R), Red Kap(R) and The North Face(R).

VF Corporation's press releases, annual report and other information can be accessed through the Company's home page, http://www.vfc.com.

                                                                    ...Continued

                                                                    Page 6 of 12
                                                               February 11, 2003


                                 VF CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                THREE MONTHS ENDED                   YEAR ENDED
                                                           ----------------------------      ----------------------------
                                                            JANUARY 4       DECEMBER 29       JANUARY 4       DECEMBER 29
                                                              2003             2001 *           2003             2001 *
                                                           -----------      -----------      -----------      -----------
NET SALES                                                  $ 1,310,616      $ 1,233,726      $ 5,083,523      $ 5,220,417

COSTS AND OPERATING EXPENSES
      Cost of products sold                                    873,447          902,523        3,254,008        3,504,233
      Marketing, administrative
           and general expenses                                325,180          342,664        1,229,902        1,247,000
      Other operating (income) expense, net                     (4,420)           4,622          (22,311)          14,757
                                                           -----------      -----------      -----------      -----------
                                                             1,194,207        1,249,809        4,461,599        4,765,990
                                                           -----------      -----------      -----------      -----------

OPERATING INCOME                                               116,409          (16,083)         621,924          454,427
OTHER INCOME (EXPENSE)
      Interest, net                                            (11,834)         (19,236)         (63,928)         (86,557)
      Miscellaneous, net                                         1,510            3,000            3,732            1,515
                                                           -----------      -----------      -----------      -----------
                                                               (10,324)         (16,236)         (60,196)         (85,042)
                                                           -----------      -----------      -----------      -----------
INCOME FROM CONTINUING OPERATIONS BEFORE
      INCOME TAXES AND CUMULATIVE EFFECT OF
      CHANGE IN ACCOUNTING POLICY                              106,085          (32,319)         561,728          369,385
INCOME TAXES                                                    35,748              350          197,300          152,107
                                                           -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING POLICY          70,337          (32,669)         364,428          217,278
DISCONTINUED OPERATIONS, NET OF INCOME TAXES                     6,263          (79,928)           8,283          (79,448)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
      POLICY FOR GOODWILL                                         --               --           (527,254)            --
                                                           -----------      -----------      -----------      -----------
NET INCOME (LOSS)                                          $    76,600      $  (112,597)     $  (154,543)     $   137,830
                                                           ===========      ===========      ===========      ===========



EARNINGS (LOSS) PER COMMON SHARE - BASIC
      Income from continuing operations                    $      0.64      $     (0.31)     $      3.26      $      1.90
      Discontinued operations, net of income taxes                0.06            (0.72)            0.08            (0.71)
      Cumulative effect of change in accounting policy            --               --              (4.83)            --
      Net income (loss)                                           0.70            (1.03)           (1.49)            1.19
EARNINGS (LOSS) PER COMMON SHARE - DILUTED
      Income from continuing operations                    $      0.63      $     (0.31)     $      3.24      $      1.89
      Discontinued operations, net of income taxes                0.06            (0.72)            0.07            (0.69)
      Cumulative effect of change in accounting policy            --               --              (4.69)            --
      Net income (loss)                                           0.69            (1.03)           (1.38)            1.19


WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                                                    108,379          110,343          109,167          111,294
      Diluted                                                  111,199          113,621          112,336          114,764
CASH DIVIDENDS PER COMMON SHARE                            $      0.25      $      0.24      $      0.97      $      0.93


* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.

Note: If the nonamortization provisions of FASB Statement No. 142 had been applied at the beginning of 2001, income from continuing operations before the cumulative effect of a change in accounting policy would have been a loss of $24,552 and income of $250,431 for the fourth quarter and full year of 2001, respectively. Basic and diluted earnings per share from continuing operations before the cumulative effect of a change in accounting policy would have been a loss of $.24 for the fourth quarter of 2001 and income of $2.21 for the full year of 2001.

                                                                    ...Continued

                                                                    Page 7 of 12
                                                               February 11, 2003


                                 VF CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                          JANUARY 4       DECEMBER 29
                                                             2003            2001 *
                                                         -----------      -----------
ASSETS

CURRENT ASSETS
      Cash and equivalents                               $   496,367      $   332,049
      Accounts receivable, net                               587,859          572,012
      Inventories                                            830,518          866,565
      Other current assets                                   153,885          160,715
      Current assets of discontinued operations                5,283          100,079
                                                         -----------      -----------
            Total current assets                           2,073,912        2,031,420

PROPERTY, PLANT AND EQUIPMENT                              1,539,269        1,643,368
      Less accumulated depreciation                          972,723        1,001,031
                                                         -----------      -----------
                                                             566,546          642,337

GOODWILL                                                     473,355          998,046

OTHER ASSETS                                                 386,832          400,310

NONCURRENT ASSETS OF DISCONTINUED OPERATIONS                   2,506           30,903
                                                         -----------      -----------

                                                         $ 3,503,151      $ 4,103,016
                                                         ===========      ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Short-term borrowings                              $    60,918      $    77,900
      Current portion of long-term debt                          778              696
      Accounts payable                                       298,456          240,292
      Accrued liabilities                                    502,057          440,307
      Current liabilities of discontinued operations          12,635           54,638
                                                         -----------      -----------
            Total current liabilities                        874,844          813,833

LONG-TERM DEBT                                               602,287          904,035

OTHER LIABILITIES                                            331,270          228,501

REDEEMABLE PREFERRED STOCK                                    36,902           45,631
DEFERRED CONTRIBUTIONS TO EMPLOYEE

      STOCK OWNERSHIP PLAN                                      --             (1,780)
                                                         -----------      -----------
                                                              36,902           43,851

COMMON SHAREHOLDERS'  EQUITY
      Common Stock                                           108,525          109,998
      Additional paid-in capital                             930,132          884,638
      Accumulated other comprehensive income (loss)         (214,141)        (103,040)
      Retained earnings                                      833,332        1,221,200
                                                         -----------      -----------
            Total common shareholders' equity              1,657,848        2,112,796
                                                         -----------      -----------

                                                         $ 3,503,151      $ 4,103,016
                                                         ===========      ===========


* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.


                                                                    ...Continued

                                                                    Page 8 of 12
                                                               February 11, 2003




                                 VF CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                       YEAR ENDED
                                                                 --------------------------
                                                                 JANUARY 4      DECEMBER 29
                                                                    2003           2001 *
                                                                 ---------      -----------
OPERATIONS
       Net income (loss)                                         $(154,543)     $ 137,830
       Adjustments to reconcile net income (loss)
            to cash provided by operating activities
            of continuing operations:
            Discontinued operations                                 (8,283)        79,448
            Cumulative effect of change in accounting policy       527,254           --
            Restructuring costs                                     26,342        108,740
            Depreciation                                           107,398        121,752
            Goodwill amortization and other                          2,276         33,850
            Deferred income taxes                                   70,849        (14,750)
            Other, net                                              25,000        (30,370)
            Changes in current assets and liabilities:
                 Accounts receivable                                 6,953         90,136
                 Inventories                                        43,253        170,554
                 Accounts payable                                   54,123        (70,422)
                 Other, net                                        (55,038)       (26,212)
                                                                 ---------      ---------
            Cash provided by operating activities of
                 continuing operations                             645,584        600,556

INVESTMENTS
       Capital expenditures                                        (64,503)       (78,320)
       Business acquisitions                                        (1,342)        (5,057)
       Other, net                                                   21,265         (7,456)
                                                                 ---------      ---------
            Cash used by investing activities of
                 continuing operations                             (44,580)       (90,833)

FINANCING
       Decrease in short-term borrowings                           (16,586)       (61,850)
       Payment of long-term debt                                  (301,564)      (114,302)
       Purchase of Common Stock                                   (124,623)      (146,592)
       Cash dividends paid                                        (108,773)      (106,864)
       Proceeds from issuance of Common Stock                       39,753         44,632
       Other, net                                                   (8,290)         7,193
                                                                 ---------      ---------
            Cash used by financing activities of
                 continuing operations                            (520,083)      (377,783)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS                        69,899         81,876
EFFECT OF FOREIGN CURRENCY RATE CHANGES ON CASH                     13,498           (658)
                                                                 ---------      ---------

NET CHANGE IN CASH AND EQUIVALENTS                                 164,318        213,158

CASH AND EQUIVALENTS - BEGINNING OF YEAR                           332,049        118,891
                                                                 ---------      ---------

CASH AND EQUIVALENTS - END OF YEAR                               $ 496,367      $ 332,049
                                                                 =========      =========


* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.


                                                                    ...Continued

                                                                    Page 9 of 12
                                                               February 11, 2003



                                 VF CORPORATION
                       SUPPLEMENTAL FINANCIAL INFORMATION
                        CONSOLIDATED STATEMENTS OF INCOME
                              YEAR 2002, BY QUARTER
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                           FIRST         SECOND           THIRD         FOURTH           FULL
                                                          QUARTER *      QUARTER *       QUARTER        QUARTER          YEAR
                                                         -----------    -----------    -----------    -----------    -----------
NET SALES                                                $ 1,212,262    $ 1,160,256    $ 1,400,389    $ 1,310,616    $ 5,083,523

COSTS AND OPERATING EXPENSES
      Cost of products sold                                  784,368        725,076        871,117        873,447      3,254,008
      Marketing, administrative and general expenses         295,117        288,578        321,027        325,180      1,229,902
      Other operating (income) expense, net                   (4,497)        (5,324)        (8,070)        (4,420)       (22,311)
                                                         -----------    -----------    -----------    -----------    -----------
                                                           1,074,988      1,008,330      1,184,074      1,194,207      4,461,599
                                                         -----------    -----------    -----------    -----------    -----------

OPERATING INCOME                                             137,274        151,926        216,315        116,409        621,924

OTHER INCOME (EXPENSE)
      Interest, net                                          (17,387)       (14,727)       (19,980)       (11,834)       (63,928)
      Miscellaneous, net                                       1,134            392            696          1,510          3,732
                                                         -----------    -----------    -----------    -----------    -----------
                                                             (16,253)       (14,335)       (19,284)       (10,324)       (60,196)
                                                         -----------    -----------    -----------    -----------    -----------

INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES AND CUMULATIVE EFFECT
      OF CHANGE IN ACCOUNTING POLICY                         121,021        137,591        197,031        106,085        561,728

INCOME TAXES                                                  43,974         49,111         68,467         35,748        197,300
                                                         -----------    -----------    -----------    -----------    -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING POLICY        77,047         88,480        128,564         70,337        364,428

DISCONTINUED OPERATIONS, NET OF INCOME TAXES                   1,949            386           (315)         6,263          8,283

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
      POLICY FOR GOODWILL                                   (527,254)          --             --             --         (527,254)
                                                         -----------    -----------    -----------    -----------    -----------

NET INCOME (LOSS)                                        $  (448,258)   $    88,866    $   128,249    $    76,600    $  (154,543)
                                                         ===========    ===========    ===========    ===========    ===========




EARNINGS (LOSS) PER COMMON SHARE - BASIC
      Income from continuing operations                  $      0.67    $      0.79    $      1.16    $      0.64    $      3.26
      Discontinued operations, net of income taxes              0.02           --             --             0.06           0.08
      Cumulative effect of change in accounting policy         (4.80)          --             --             --            (4.83)
      Net income (loss)                                        (4.11)          0.79           1.16           0.70          (1.49)

EARNINGS (LOSS) PER COMMON SHARE - DILUTED
      Income from continuing operations                  $      0.67    $      0.79    $      1.15    $      0.63    $      3.24
      Discontinued operations, net of income taxes              0.02           --             --             0.06           0.07
      Cumulative effect of change in accounting policy         (4.65)          --             --             --            (4.69)
      Net income (loss)                                        (3.96)          0.79           1.15           0.69          (1.38)




* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.


                                                                    ...Continued

                                                                   Page 10 of 12
                                                               February 11, 2003


                                 VF CORPORATION
                       SUPPLEMENTAL FINANCIAL INFORMATION
                        CONSOLIDATED STATEMENTS OF INCOME
                              YEAR 2001, BY QUARTER
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                                                                      FOURTH
                                                         FIRST         SECOND          THIRD          QUARTER *        FULL
                                                        QUARTER *      QUARTER *      QUARTER *      (SEE NOTE)        YEAR *
                                                       -----------    -----------    -----------    -----------    -----------
NET SALES                                              $ 1,340,388    $ 1,239,644    $ 1,406,659    $ 1,233,726    $ 5,220,417

COSTS AND OPERATING EXPENSES
      Cost of products sold                                880,485        807,584        913,641        902,523      3,504,233
      Marketing, administrative and general expenses       312,446        290,731        301,159        342,664      1,247,000
      Other operating (income) expense, net                  3,822          4,011          2,302          4,622         14,757
                                                       -----------    -----------    -----------    -----------    -----------
                                                         1,196,753      1,102,326      1,217,102      1,249,809      4,765,990
                                                       -----------    -----------    -----------    -----------    -----------

OPERATING INCOME                                           143,635        137,318        189,557        (16,083)       454,427
OTHER INCOME (EXPENSE)
      Interest, net                                        (22,921)       (22,696)       (21,704)       (19,236)       (86,557)
      Miscellaneous, net                                      (718)          (933)           166          3,000          1,515
                                                       -----------    -----------    -----------    -----------    -----------
                                                           (23,639)       (23,629)       (21,538)       (16,236)       (85,042)
                                                       -----------    -----------    -----------    -----------    -----------

INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES AND CUMULATIVE EFFECT
      OF CHANGE IN ACCOUNTING POLICY                       119,996        113,689        168,019        (32,319)       369,385

INCOME TAXES                                                44,387         42,560         64,810            350        152,107
                                                       -----------    -----------    -----------    -----------    -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS                    75,609         71,129        103,209        (32,669)       217,278

DISCONTINUED OPERATIONS, NET OF INCOME TAXES                 1,877         (1,748)           351        (79,928)       (79,448)
                                                       -----------    -----------    -----------    -----------    -----------

NET INCOME (LOSS)                                      $    77,486    $    69,381    $   103,560    $  (112,597)   $   137,830
                                                       ===========    ===========    ===========    ===========    ===========




EARNINGS (LOSS) PER COMMON SHARE - BASIC
      Income from continuing operations                $      0.66    $      0.63    $      0.92    $     (0.31)   $      1.90
      Discontinued operations, net of income taxes            0.02          (0.02)          --            (0.72)         (0.71)
      Net income (loss)                                       0.68           0.61           0.92          (1.03)          1.19

EARNINGS (LOSS) PER COMMON SHARE - DILUTED
      Income from continuing operations                $      0.65    $      0.62    $      0.90    $     (0.31)   $      1.89
      Discontinued operations, net of income taxes            0.02          (0.02)          --            (0.72)         (0.69)
      Net income (loss)                                       0.67           0.60           0.90          (1.03)          1.19




* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.

Note: The fourth quarter of 2001 included restructuring charges of $125.4 million ($.80 per share) for continuing operations. In addition, the fourth quarter included a $111.4 million charge ($.73 per share) to write down the businesses to be exited to net realizable value.


                                                                    ...Continued

                                                                   Page 11 of 12
                                                               February 11, 2003


                                 VF CORPORATION
                       SUPPLEMENTAL FINANCIAL INFORMATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                 FOURTH QUARTER 2002              FOURTH QUARTER 2001
                                                            ----------------------------      ----------------------------
                                                                AS                                AS
                                                             REPORTED        PRO FORMA *       REPORTED        PRO FORMA *
                                                            -----------      -----------      -----------      -----------
NET SALES                                                   $ 1,310,616      $ 1,310,616      $ 1,233,726      $ 1,233,726

COSTS AND OPERATING EXPENSES
       Cost of products sold                                    873,447          857,416          902,523          829,829
       Marketing, administrative and general expenses           325,180          318,477          342,664          293,956
       Other operating (income) expense, net                     (4,420)          (4,420)           4,622              659
                                                            -----------      -----------      -----------      -----------
                                                              1,194,207        1,171,473        1,249,809        1,124,444
                                                            -----------      -----------      -----------      -----------

OPERATING INCOME                                                116,409          139,143          (16,083)         109,282

OTHER INCOME (EXPENSE)
       Interest, net                                            (11,834)         (11,834)         (19,236)         (19,236)
       Miscellaneous, net                                         1,510            1,510            3,000            3,000
                                                            -----------      -----------      -----------      -----------
                                                                (10,324)         (10,324)         (16,236)         (16,236)
                                                            -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
       INCOME TAXES AND CUMULATIVE EFFECT OF
       CHANGE IN ACCOUNTING POLICY                              106,085          128,819          (32,319)          93,046

INCOME TAXES                                                     35,748           44,452              350           37,037
                                                            -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
       CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING POLICY          70,337           84,367          (32,669)          56,009

DISCONTINUED OPERATIONS, NET OF INCOME TAXES                      6,263            6,263          (79,928)         (79,928)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
       POLICY FOR GOODWILL                                         --               --               --               --
                                                            -----------      -----------      -----------      -----------

NET INCOME (LOSS)                                           $    76,600      $    90,630      $  (112,597)     $   (23,919)
                                                            ===========      ===========      ===========      ===========



EARNINGS (LOSS) PER COMMON SHARE - BASIC
       Income from continuing operations                    $      0.64      $      0.77      $     (0.31)     $      0.50
       Discontinued operations, net of income taxes                0.06             0.06            (0.72)           (0.72)
       Cumulative effect of change in accounting policy            --               --               --               --
       Net income (loss)                                           0.70             0.83            (1.03)           (0.23)
EARNINGS (LOSS) PER COMMON SHARE - DILUTED
       Income from continuing operations                    $      0.63      $      0.76      $     (0.31)     $      0.49
       Discontinued operations, net of income taxes                0.06             0.06            (0.72)           (0.70)
       Cumulative effect of change in accounting policy            --               --               --               --
       Net income (loss)                                           0.69             0.81            (1.03)           (0.21)



* The pro forma Consolidated Statements of Income exclude the effects of the 2001 / 2002 Strategic Repositioning Program, as follows:

       Costs and Operating Expenses
            Costs of products sold                                           $    16,031                       $    72,694
            Marketing, administrative and general expenses                         6,703                            48,708
            Other operating (income) expense, net                                      0                             3,963
                                                                             -----------                       -----------
                                                                             $    22,734                       $   125,365
                                                                             ===========                       ===========


                                                                    ...Continued

                                                                   Page 12 of 12
                                                               February 11, 2003


                                 VF CORPORATION
                       SUPPLEMENTAL FINANCIAL INFORMATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                  FULL YEAR 2002                   FULL YEAR 2001
                                                            ----------------------------      ----------------------------
                                                                AS                                AS
                                                             REPORTED        PRO FORMA *       REPORTED        PRO FORMA *
                                                            -----------      -----------      -----------      -----------
NET SALES                                                   $ 5,083,523      $ 5,083,523      $ 5,220,417      $ 5,220,417

COSTS AND OPERATING EXPENSES
       Cost of products sold                                  3,254,008        3,236,160        3,504,233        3,431,539
       Marketing, administrative and general expenses         1,229,902        1,221,408        1,247,000        1,198,292
       Other operating (income) expense, net                    (22,311)         (22,311)          14,757           10,794
                                                            -----------      -----------      -----------      -----------
                                                              4,461,599        4,435,257        4,765,990        4,640,625
                                                            -----------      -----------      -----------      -----------

OPERATING INCOME                                                621,924          648,266          454,427          579,792

OTHER INCOME (EXPENSE)
       Interest, net                                            (63,928)         (63,928)         (86,557)         (86,557)
       Miscellaneous, net                                         3,732            3,732            1,515            1,515
                                                            -----------      -----------      -----------      -----------
                                                                (60,196)         (60,196)         (85,042)         (85,042)
                                                            -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
       INCOME TAXES AND CUMULATIVE EFFECT OF
       CHANGE IN ACCOUNTING POLICY                              561,728          588,070          369,385          494,750

INCOME TAXES                                                    197,300          207,194          152,107          188,794
                                                            -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
       CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING POLICY         364,428          380,876          217,278          305,956

DISCONTINUED OPERATIONS, NET OF INCOME TAXES                      8,283            8,283          (79,448)         (79,448)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
       POLICY FOR GOODWILL                                     (527,254)        (527,254)            --               --
                                                            -----------      -----------      -----------      -----------

NET INCOME (LOSS)                                           $  (154,543)     $  (138,095)     $   137,830      $   226,508
                                                            ===========      ===========      ===========      ===========



EARNINGS (LOSS) PER COMMON SHARE - BASIC
       Income from continuing operations                    $      3.26      $      3.41      $      1.90      $      2.70
       Discontinued operations, net of income taxes                0.08             0.08            (0.71)           (0.71)
       Cumulative effect of change in accounting policy           (4.83)           (4.83)            --               --
       Net income (loss)                                          (1.49)           (1.34)            1.19             1.99
EARNINGS (LOSS) PER COMMON SHARE - DILUTED
       Income from continuing operations                    $      3.24      $      3.38      $      1.89      $      2.66
       Discontinued operations, net of income taxes                0.07             0.07            (0.69)           (0.69)
       Cumulative effect of change in accounting policy           (4.69)           (4.69)            --               --
       Net income (loss)                                          (1.38)           (1.24)            1.19             1.97



* The pro forma Consolidated Statements of Income exclude the effects of the 2001 / 2002 Strategic Repositioning Program, as follows:

       Costs and Operating Expenses
            Costs of products sold                                           $    17,848                       $    72,694
            Marketing, administrative and general expenses                         8,494                            48,708
            Other operating (income) expense, net                                      0                             3,963
                                                                             -----------                       -----------
                                                                             $    26,342                       $   125,365
                                                                             ===========                       ===========

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